Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement pertaining to the Equity Incentive Plan of Crescent Energy Company (formerly, IE PUBCO Inc.) of our report dated March 31, 2021, with respect to the financial statements of Liberty Energy, LLC, included in the Registration Statement (Form S-4 No. 333-258157) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 10, 2021